UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2010

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2010, Cole Operating Partnership II, LP, a Delaware limited partnership (“Cole OP II” or the “Borrower”), the operating partnership of Cole Credit Property Trust II, Inc. (“CCPT II”), entered into a senior unsecured credit facility (the “Credit Facility”) providing for up to $315.0 million of borrowings pursuant to an amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer (“Bank of America”), JP Morgan Chase Bank, N.A. as syndication agent, U.S. Bank National Association and RBS Citizens, N.A., d/b/a Charter One, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, and other lending institutions that may become parties to the Credit Agreement (collectively with Bank of America, the “Lenders”). Concurrently, the obligations under Cole OP II’s existing $135.0 million credit agreement dated as of May 23, 2008, among Cole OP II, the lender parties thereto and Bank of America, as administrative agent, swing line lender and letter of credit issuer (the “Previous Credit Agreement”), have been terminated. All amounts outstanding under the Previous Credit Agreement have been paid in full with proceeds from the Credit Facility and all liens securing obligations under the Previous Credit Agreement have been released.

The Credit Facility allows Cole OP II to borrow up to $215.0 million in revolving loans (the “Revolving Loans”) and a $100.0 million term loan (the “Term Loan”). Up to 15.0% of the total amount available may be used for issuing letters of credit and up to $20.0 million may be used for “swingline” loans, which generally are loans of a minimum of $100,000 for which the Borrower receives funding on the same day as its loan request, and which are repaid within five business days. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $450.0 million, with each increase being no less than $25.0 million. Cole OP II borrowed the initial $100.0 million Term Loan under the Credit Facility on December 17, 2010. The Credit Facility matures on December 17, 2013.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period (the “Eurodollar Rate”), as selected by Borrower, plus the applicable rate. The applicable rate for a eurodollar rate loan is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of CCPT II divided by the total consolidated asset value of CCPT II (the “Leverage Ratio”), and ranges from 2.75% at a Leverage Ratio of 45.0% or less to 4.00% at a Leverage Ratio greater than 60.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the applicable rate plus the greater of (a) the Federal Funds Rate plus 0.5%; (b) Bank of America’s Prime Rate; or (c) the Eurodollar Rate plus 1.0% (the “Base Rate”). The applicable rate for a base rate committed loan is based upon the overall Leverage Ratio, and ranges from 1.75% at a Leverage Ratio of 45.0% or less to 3.00% at a Leverage Ratio greater than 60.0%.

The Term Loan and any swingline loans will bear interest at a rate equal to the Base Rate. Cole OP II will be required to make quarterly interest payments on the Term Loan, and the outstanding principal and any accrued and unpaid interest is due on December 17, 2013.

Cole OP II was required to pay certain fees under the Credit Agreement, including an arrangement fee, a syndication fee and an upfront fee, which collectively totaled approximately $3.0 million. Cole OP II will also pay an annual administrative agent fee of $100,000, as well as an annualized fee for any unused portion of the Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360 day year) equal to 0.50%. Cole OP II must also pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amounts of any letters of credit. A finance coordination fee of $1.0 million was paid to CCPT II’s Advisor upon closing of the transaction.

The Borrower has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

The Credit Agreement contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described below will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time. In addition to Cole OP II failing to pay amounts when due and breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after due; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of Cole OP II or any consolidated subsidiary; (7) a violation of any financial, negative or other covenant; (8) a violation of ERISA regulations; (9) the failure to remediate material environmental problems at projects owned by Cole OP II or any consolidated subsidiary where the aggregate book values are in excess of $20.0 million that are not satisfied within a reasonable time; and (10) judgments against Cole OP II or any consolidated subsidiary in excess of $10.0 million or $25.0 million in aggregate that remain unsatisfied or unstayed for sixty days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Credit Facility and all outstanding loans shall be immediately due and payable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2010	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer